UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 8, 2014

Date of Report (Date of earliest event reported)

GOLDSPAN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-146442	26-3342907
(State or other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification Number)

102 North Curry Street, Carson City, Nevada 89703

(Address of Principal Executive Offices (Zip Code)

(775) 461-3445

(Registrant's telephone number, including area code)

__________________________________________________

(Former Address of Principal Executive Offices) (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events. .

On July 31, 2014 the Company entered into an Asset Purchase Agreement with SJE  Mining LLC (“SJE”) which provides in part for the Company to issue SJE 200 million shares of its common stock (the “Shares”) in consideration for the transfer of certain mining claims.   As a result of the foregoing, SJE currently owns approximately 71% of the Company’s issued and outstanding shares of common stock.

On August 8, 2014, the Company entered into a Lock-Up Agreement with SJE Mining LLC (“SJE”) and SJE’s two members, Eric Stevenson and Steven Jones.  The Lock-Up Agreement provides in part that SJE will not trade, transfer, sell, convey or in any way encumber the Shares for a period of two years commencing July 31, 2014.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Lock-Up Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDSPAN RESOURCES, INC.

Date: August 22, 2014	By:	/s/ Phillip Allen
Phillip Allen
President